Contract of Electronic Signature Products

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (Huiyingdai)

Party B: China Finance Certification Authority (CFCA)

Contact Person: Liu Jianwei	Contact Person: Sun Jie
Email: sanuel@huiyingdai.com	Email: sunjie@cfca.com.cn
Tel: 0532ᅳ68895736	Tel: 010-67872990
Fax: 0532.ᅳ68888599	Fax: 010-63555032

Address: Room 1105, Danleng Soho, No.6, Danling Street, Western Zhongguancun, Beijing

Address: 20-3 Pingyuanli, Caishikou South Avenue, Xicheng District, Beijing

The right to use the contractual products belongs to: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

According to the relevant provisions of the Contract Law of the People’s Republic of China, the Parties have entered into the following agreement in respect of Party A’s buying of the related products from Party B, through friendly negotiation, for being obeyed by the Parties.

I. Product List

Party B shall provide Party A with the following products:

Product name	Energy supply module	Description	Price (RMB: )	Remarks

Electronic signature system V3.0	Automatic sealing by the server	Support PDF seal, number of sealing is not limited, and the number of certificates and seals are not limited.	RMB 200,000	One-time investment
	Dynamic generation of seal	Support server certificate sealing
	Maintenance service fee	Including technical consultation, technical support and BUG modification; usually, phone call, email and other remote service modes are provided.	RMB 15,000/year	Annual charge Free of charge in the first year

Website: http://www.cfca.com.cn

Tel: 010-58903555

Contract of Electronic Signature Products

The expense of automatic seal system of server is ¥200, 000.00, : (in words)RMB two hundred thousand Yuan; service fee for system maintenance is free in the first year, the second year and since then it is￥15, 000.00Yuan, (in words) RMB Fifteen thousand Yuan.

In conclusion, the total contract amount of the first year shall be ￥200,000.00, (in words):

II. Payment Methods

1. Billing information of Party A: (Plain invoice of value-added tax ロ Special invoice of value-added tax, if it needs special invoice, please fill in the following information, otherwise, it is not necessary)

Name of the unit: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Tax No.: 110105078587665

Address: Room 1105, Danleng Soho, No.6, Danling Street, Western Zhongguancun, Beijing

Tel: 0532- 68895736

Bank of deposit: Beijing Dongsi Subbranch of China Construction Bank

Account No.: 11001007400053021745

2. Party B’s account information:

Name of the company: China Finance Certification Authority

Bank of deposit: Beijing Youanmen Subbranch of China Construction Bank

Account No.: 110010716000530005870

3. Payment methods:

Within five working days after the contract takes effect, Party A shall pay 50% of the total contract amount of the first year to Party B, namely (in words): RMB One hundred thousand only, (in figures):¥ 100,000,00. Party B shall issue an invoice of the equal amount to Party A within ten working days after receiving the payment. Within [5] working days after the completion of the system deployment, Party A shall pay the rest 50% of the total contract amount of the first year to Party B, namely (in words): RMB One hundred thousand only, (in figures): ￥100,000.00.

The maintenance service fee will be free of charge in the first year, and RMB 15,000/ year from the following year. The time of payment shall be August 1st each year, and the maintenance time shall be August 1st of the payment year to July 31st of the following year. Party B shall issue an invoice of the equal amount to Party A within ten working days after receiving the payment.

III. Time and Location of Delivery and Acceptance

1. Time of delivery

Party B shall deliver the goods within three working days after receiving Party A’s payment.

2. Address of delivery (filled out by Party A):

The receiving party: Huiyingdai Contact person: Liu Jianwei Tel: 15376777717

Website: http://www.cfca.com.cn

Tel: 010-58903555

Contract on Electronic Signature Products

Address: 19/F, Yamai International Center, No. 7 Middle Hong Kong Road, Shinan District, Qingdao, Shandong Postcode: 266000

3. Acceptance inspection

Party A must check and accept the goods within three working days after receiving the goods. If there are problems with the goods, Party A shall contact Party B without delay, otherwise, it will be regarded by Party B as the qualified acceptance of the goods, and the acceptance is passed and completed.

(4) Transportation fee: undertaken by Party B.

IV. Intellectual Property Rights and Restrictions on the Use of Brands

1. In addition to the authorized users, Party A shall not distribute or sell the products to any third parties.

2. Unless agreed by Party B in writing beforehand, otherwise Party A shall not use Party B’s information, including name, logo and trademark, and shall not be engaged in any acts that may harm Party B’s interests, honor or reputation. It is agreed by Party A, whether or not the contents publicized and popularized by it are directly or indirectly related with Party B, the contents thereof shall be examined by Party B beforehand (Email of examination: ttli@cfca.com.cn/mengjiao@cfca.com.cn).

V. Liabilities for Breach of Contract

1. If Party B makes overdue delivery, for each working day overdue, Party B shall pay a liquidated damage at a rate of 0.1% of the total contract amount to Party A, and the total amount of the liquidated damage shall not exceed 5% of the total contract amount. During the delayed period, the contract shall be fulfilled as usual.

2. If Party A makes delayed payments, for each working day delayed, Party A shall pay a liquidated damage at a rate of 0.1% of the total contract amount to Party B, and the total amount of the liquidated damage shall not exceed 5% of the total contract amount. During the delayed period, the contract shall be fulfilled as usual.

VI. Force Majeure

Either party who is unable to perform the contract due to force majeure shall report to the other party the reason of unable to perform or fully perform, and is allowed to delay the performance, perform partly, or not to perform the contract after obtaining the certificate of the related competent authority, and can be exempted from the liability for breach of contract fully or partly as the case may be.

VII. Confidentiality Clause

1. Party A shall take confidentiality measures against the knockdown price, technical performance, parameters, procedures, structures, user’s instructions or other technical information of Party B’s products, and shall not convey or reveal the product technical information, etc. to any third parties. Party A shall not conduct reverse engineering, reverse compilation or disassembly to the products, or it shall take full responsibility.

2. The Parties shall keep the contents of the contract strictly confidential.

VIII. Effectiveness of the Contract

The contract is in quadruplicate, with two copies held by each party respectively, which will take effect from the contract signing date. Matters not covered hereof shall be handled in accordance with the provisions of the Contract Law of the People’s Republic of China, and the faxed copy of the contract shall be effective.

X. Miscellaneous

Disputes arising from the performance of the contract shall be settled by the Parties through negotiation or mediation if requested. If the negotiation fails, the disputes shall be submitted to Beijing Arbitration Commission for arbitration, and settled through legal proceedings.

(No text below)

Party A (seal): Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Party B (seal): China Finance Certification Authority (CFCA)

Authorized representative (signature) Authorized representative (signature)

Date: July17, 2014	Date: August 4, 2014